EXHIBIT 10.2

FORM OF

TIME-BASED NON-STATUTORY STOCK OPTION AWARD AGREEMENT

ECB BANCORP, INC.

2023 EQUITY INCENTIVE PLAN

(NON-EMPLOYEE DIRECTOR)

This Non-Statutory Stock Option (“NSO”) award agreement (“NSO Award” or “Agreement”) is and will be subject in every respect to the provisions of the ECB Bancorp, Inc. 2023 Equity Incentive Plan (the “Plan”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. The holder of this NSO Award (the “Participant”) hereby accepts this NSO Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Joint Compensation Committee of the Board of Directors of Everett Co-operative Bank (the “Bank”) and ECB Bancorp, Inc. (the “Committee”) or the Board of Directors of ECB Bancorp, Inc. (the “Company”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. A copy of the Plan and related prospectus will be provided to each person granted an NSO Award. Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1. Name of Participant:

2. Date of Grant:

3. Total number of shares of Common Stock that may be acquired pursuant to this NSO Award:

4. (a) Option Exercise Price:

(b) Expiration Date: __________________, subject to earlier expiration due to Termination of Service.

5. Vesting Schedule. Except as otherwise provided in this Agreement or the Plan, the NSO Award shall vest (i.e., become exercisable) in accordance with the following schedule:

Vesting Date (1)	Number of Options Available for Exercise (2)

(1)
If a Vesting Date falls on a non-business day, the NSO Award will vest on the next business day.
(2)
The number of NSOs available for exercise is cumulative. For example, assume an NSO Award is granted on __________, 2023, subject to five (5) year vesting. For illustration purposes only, assume on ______________, 2025 no vested NSOs have been exercised by the Participant. In that event, the Participant will have two (2) tranches of vested NSOs to exercise.

If the Participant is not in Service with the Bank or the Company on an applicable Vesting Date or does not satisfy the special vesting conditions set forth in Section 11 of this Agreement, the Participant will forfeit all rights to any unvested NSOs subject to this NSO Award as of the Participant’s Termination of Service.

6. Exercise Procedure. The Participant may exercise this NSO Award in whole or in part by delivering to the Company a written notice (the “Notice of Exercise of Option” ) setting forth the number of shares of Common Stock with respect to which the NSO is to be exercised, together with payment by cash or other means acceptable to the Committee.

7. Delivery of Shares of Common Stock. Delivery of shares of Common Stock under this NSO Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8. Change in Control. In the event of the Participant’s Involuntary Termination following a Change in Control, all NSOs subject to this Agreement will become fully vested. A “Change in Control” will be deemed to have occurred as described in Section 9.3 of the Plan.

9. Adjustment Provisions. This NSO Award, including the number of shares of Common Stock subject to the NSO Award and the Option Exercise Price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 4.4 of the Plan.

10. Expiration of NSOs. In no event shall the NSOs subject to this Agreement be exercisable after the Expiration Date set forth in Section 4 above.

11. Effect of Termination of Service on NSO Award.

Notwithstanding Sections 5 and 8 above, the following special vesting and exercise rules will apply if the Participant’s Service with the Company and its Affiliates terminates before the Participant has vested in and/or exercised the NSOs subject to this NSO Award:

(a) Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested NSOs subject to this Agreement will vest. All vested NSOs will be exercisable by the Participant’s Beneficiary at any time until the earlier of the Expiration Date set forth in Section 4 above or 12 months from the date of the Participant’s death.

(b) Disability. In the event of the Participant’s Termination of Service by reason of the Participant’s Disability, any unvested NSOs subject to this Agreement will vest. A Participant’s Disabled status must become effective prior to the date of the Participant’s separation from service from the Company or the Bank in order to be recognized under this Agreement. All vested NSOs are exercisable by the Participant at any time until the earlier of the Expiration Date set forth in Section 4 above or 12 months from the date of Termination of Service under this subparagraph (b).

(c) Separation from Service for Reasons other than Death, Disability or a Change in Control. In the event the Participant terminates service on the Boards of Directors of the Bank and the Company for reasons other than death, Disability or a Change in Control, the Participant’s vested NSOs will remain exercisable for 90 days following the Participant’s separation from service. All unvested NSOs will be forfeited. Notwithstanding the foregoing, if the Participant is terminated for Cause, all vested NSOs that have not been exercised, and all unvested NSOs, will be forfeited as of the date of separation from service.

12. No Rights as Stockholder. The Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to this NSO Award, unless and to the extent that: (a) the Participant has exercised the NSOs pursuant to the terms of this Agreement and paid the full Option Exercise Price for the number of shares of Common Stock purchased upon exercise of the NSOs, (b) the Company shall have issued and delivered the corresponding shares of Common Stock to the Participant, and (c) the Participant is entered as a stockholder of record on the books of the Company with respect to the shares of Common Stock issued upon the NSO exercise.

13. Tax Consequences. All Non-Employee Directors are self-employed and are not subject to mandatory tax-withholding upon exercise of an NSO Award. Income recognized upon the exercise of an NSO will be reported on the Participant’s Form 1099-NEC.

14. Modification or Amendment. This Agreement may not be amended or otherwise modified, except as set forth herein, unless evidenced in writing and signed by the Company and the Participant. Notwithstanding the foregoing, the Committee may amend this Agreement by a writing that specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to the Participant, provided that no such amendment shall adversely affect in a material way the Participants rights hereunder without the Participant’s written consent (except to the extent the Committee reasonably determines that such amendment or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any stock exchange on which the Common Stock is listed or quoted). Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Participant, the provisions of this NSO Award in any way it may deem necessary or advisable to carry out the purpose of the grant of the NSOs as a result of any change in applicable law or regulation or any future law, regulation, ruling, or judicial decisions.

15. No Continuation of Service. Neither the Plan nor this NSO Award will confer upon the Participant any right to continue as a member of the Board of Directors of the Company or the Bank.

16. Transferability. Except as provided below, this NSO Award is personal to the Participant and during the Participant’s lifetime may only be exercised by the Participant or the Participant’s guardian or legal representative; and may not be sold, pledged, assigned or transferred in any manner, other than in the case of the Participant’s death by the Participant’s beneficiary as determined pursuant to procedures prescribed by the Committee for this purpose or by will or the laws of descent and distribution, and any such purported sale, pledge, assignment or transfer shall be void and of no effect.

17. Beneficiary. Each Participant may name a beneficiary or beneficiaries to whom any vested but unexercised portion of this NSO Award is to be transferred in case of the Participant’s death.

18. Interpretation. The Participant accepts the NSO Award subject to all the terms and provisions and restrictions of this Agreement and the Plan. The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement or the Plan.

19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20. Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings, or any agreements of any nature, written or otherwise, relating to the subject matter hereof.

21. Governing Law. This Agreement will be construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the application of the principles of conflicts of laws.

Notwithstanding anything to the contrary herein, the grant, exercise and vesting of NSOs hereunder are conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 18 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

22. Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

23. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company as follows:

ECB Bancorp, Inc.

419 Broadway

Everett, Massachusetts 02149

Attn: Finance Department

Any notice to be given under the terms of this Agreement to you shall be addressed to you at the address listed in the Company’s records. By a notice given pursuant to this Section 23 either party may designate a different address for notices. Any notice shall be deemed to have been duly given when personally delivered (addressed as specified above) or when enclosed in a properly sealed envelope (addressed as specified above) and deposited, postage prepaid, with the U.S. postal service or an express mail company.

24. Policies and Restrictions. Notwithstanding any other provision of this Agreement to the contrary, any NSOs granted hereunder or any shares of Common Stock issued upon exercise of an NSO, as well as any cash or stock dividends received in connection with shares of Common Stock issued hereunder, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any recoupment/claw back policy maintained by the Company, any trading policy restrictions and/or any hedging/pledging policy restrictions (the “Policies”). In addition, the Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policies and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policies, any similar policy (as applicable to the Participant) or any amendments that may be made from time to time in the future by the Company, in its discretion, without further consent or action being required by the Participant. To the extent that the terms of this Agreement and any of the Policies or any similar policy conflict, then the terms of such policy shall prevail.

25. Code Section 409A. This NSO Award is intended to satisfy the requirements for exemption from the restrictions of Code Section 409A applicable to non-statutory stock options granted with option exercise prices that are not less than Fair Market Value of the underlying securities and that do not otherwise provide for a deferral of compensation, each as described in Treasury Regulations under Code Section 409A. To the extent the NSOs granted hereby do not qualify for such exemption, the NSOs and this Agreement shall be interpreted and operated to comply with the requirements of Code Section 409A.

26. Definition of Cause. For purposes of this NSO Award, unless otherwise determined by the Board of Directors, “Cause” shall mean: (a) the conviction of the Participant for commission of a felony Federal law or the law in the state in which such action occurred, or (b) dishonesty in the course of fulfilling the Participant’s duties as a Director.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the Date of Grant of this NSO Award.

ECB BANCORP, INC.

By:

Duly Authorized Officer of the Company

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing NSO Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.

PARTICIPANT

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Date